Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors of PACCAR Inc (the “Company”), a Delaware corporation, hereby severally constitute and appoint M. C. Pigott our true and lawful attorney-in-fact, to sign for us, in our names and in our capacity as directors, an Annual Report on Form 10-K on behalf of the Company for the year ending December 31, 2017 and any amendments thereto, and to file the same with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of this 5th day of December, 2017.

/s/ R. E. Armstrong	/s/ R. C. McGeary
R. E. Armstrong	R. C. McGeary
Director, PACCAR Inc	Director, PACCAR Inc

/s/ A. J. Carnwath	/s/ J. M. Pigott
A. J. Carnwath	J. M. Pigott
Director, PACCAR Inc	Director, PACCAR Inc

/s/ B. E. Ford	/s/ M. A. Schulz
B. E. Ford	M. A. Schulz
Director, PACCAR Inc	Director, PACCAR Inc

/s/ K. S. Hachigian	/s/ G. M. E. Spierkel
K. S. Hachigian	G. M. E. Spierkel
Director, PACCAR Inc	Director, PACCAR Inc

/s/ L. Kaufmann	/s/ C. R. Williamson
L. Kaufmann	C. R. Williamson
Director, PACCAR Inc	Director, PACCAR Inc